Exhibit 99.1

FOR IMMEDIATE RELEASE	February 6, 2007

MAIR HOLDINGS, INC. REPORTS FISCAL 2007 THIRD QUARTER
RESULTS

Minneapolis/St. Paul – (February 6, 2007) – MAIR Holdings, Inc. (the “Company”) (NASDAQ: MAIR) today reported a net loss of $1.1 million, or $0.05 per diluted share, for the fiscal 2007 third quarter ended December 31, 2006 compared to a net loss of $4.5 million, or $0.22 per share, during the same quarter a year ago.

The Company’s $1.1 million net loss in the third quarter of fiscal 2007 was primarily the result of additional expenses the Company recorded in connection with Mesaba Aviation, Inc.’s bankruptcy and a $0.7 million net loss at Big Sky Transportation Co.

“This quarter aptly illustrates the complexity of our industry” said Paul F. Foley, MAIR’s president and chief executive officer.  “While Mesaba negotiated a plan of reorganization, Big Sky explored growing for the first time outside its traditional service area.  Those changes create a variety of challenges but also bring with them new opportunities.  We will focus on maximizing our return as we explore these opportunities for the benefit of our shareholders and other constituencies.”

Mesaba reported a net loss of $30.8 million in the third quarter of fiscal 2007 compared to net income of $0.6 million in the third quarter of fiscal 2006.  Mesaba’s loss in fiscal 2007 was the result of its $5.5 million operating loss and $25.5 million in reorganization items due to its bankruptcy. Mesaba’s operating loss of $5.5 million for the third quarter of fiscal 2007 compared to an operating income of $4.5 million for the third quarter of fiscal 2006 and was primarily due to Northwest Airlines reducing Mesaba’s fleet by 26 Avros and 14 Saabs year over year.

For the nine months ended December 31, 2006, Mesaba reported a net loss of $39.8 million compared to $25.1 million for the prior year.  Mesaba’s loss in fiscal 2007 was the result of its $13.2 million operating loss and $26.8 million in reorganization items due to its bankruptcy. Mesaba’s operating loss of $13.2 million for the first nine months of fiscal 2007 compared to an operating loss of $33.9 million for the first nine months of fiscal 2006.  In fiscal 2006, Mesaba recorded a pre-tax charge of $32.0 million for impairment and other charges, primarily related to the bankruptcy filing of Northwest Airlines and $3.2 million in reorganization items due to its bankruptcy filing.

As previously disclosed, as a result of Northwest Airlines’ actions after its filing, Mesaba voluntarily filed for Chapter 11 bankruptcy protection on October 13, 2005, and MAIR deconsolidated Mesaba’s financial results effective as of the date of Mesaba’s bankruptcy.  As a result, Mesaba’s assets and liabilities have been removed from the Company’s condensed consolidated balance sheet since October 2005.  MAIR has accounted for Mesaba’s financial results under the equity method of accounting since October 13, 2005, and effective March 31, 2006, MAIR recorded an $8.9 million impairment charge to write off its remaining equity investment in Mesaba.  MAIR did not record Mesaba’s net loss in fiscal 2007 because MAIR has no obligation to fund Mesaba’s current or future losses.

Mesaba filed its plan of reorganization on January 22, 2007, under which Mesaba will exit bankruptcy as a wholly-owned subsidiary of Northwest.  In return, Northwest will allow a claim of $145 million in Northwest’s bankruptcy case.  On January 29, 2007, Mesaba sold its $145 million claim in Northwest’s bankruptcy for $125 million.  This sale will be final when Northwest’s bankruptcy court enters an order allowing the $145 million claim and Mesaba’s bankruptcy court confirms Mesaba’s plan of reorganization.  Mesaba expects its plan of reorganization to be confirmed in the spring of 2007.  The implementation of the plan of reorganization is expected to continue for several months after confirmation.

Quarterly Conference Call

MAIR Holdings will conduct a live webcast to discuss its third quarter results today, February 6, at 10:00 A.M. (central time).  The webcast will be available through the MAIR’s web site at www.mairholdings.com under the “Investor” link.

About the Company

MAIR’s primary business units are its regional airline subsidiary, Mesaba Aviation, Inc., d/b/a Mesaba Airlines, and its regional airline subsidiary, Big Sky Transportation Co., d/b/a Big Sky Airlines.  MAIR is traded under the symbol MAIR on the NASDAQ National Market.  More information about MAIR is available on the Internet at www.mairholdings.com.

Mesaba operates as a Northwest Jet Airlink and Airlink partner under an airline services agreement with Northwest Airlines.  Mesaba serves 72 cities in the United States and Canada from Northwest’s and Mesaba’s three major hubs: Detroit, Minneapolis/St. Paul and Memphis.  Mesaba operates a fleet of regional jet and jet-prop aircraft consisting of the 30-34 passenger Saab SF340 and the 50 passenger Canadair Regional Jet.  Mesaba filed for Chapter 11 bankruptcy protection on October 13, 2005 and continues to operate as a debtor-in-possession.  Mesaba maintains a web site at www.mesaba.com.

Big Sky currently serves 20 communities in Montana, Colorado, Idaho, Illinois, Oregon, Washington and Wyoming with a fleet of 19 passenger Beechcraft 1900D aircraft.  Big Sky is based in Billings, Montana and has codeshare agreements with Northwest Airlines, Alaska Airlines, Horizon Air and US Air which allows customers the convenience of traveling with one ticket, through baggage checking and economical through fares, to destinations throughout the world.  Big Sky is a provider of air service under the Essential Air Service program administered by the Department of Transportation.  Big Sky maintains a web site at www.bigskyair.com.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the best information currently available to management.  These forward-looking statements are intended to be subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  There can be no assurance that actual developments will be those anticipated by MAIR.  Actual results could differ materially from those projected because of a number of factors, some of which MAIR cannot predict or control.  For a discussion of some of these factors, please see the ‘Cautionary Note Regarding Forward-Looking Statements’ and ‘Risk Factors’ in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Note to Editors: Summary financial and operating information follows.

###

Media Contact:	Bob Hanvik – 612-573-3100
Investor Contact:	Bob Weil - 612-333-0021

MAIR Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2006(1)	2005(1)	2006(1)	2005(1)
Operating revenues:
Passenger	$3,544	$17,625	$11,004	$225,280
Freight and other	2,408	3,622	7,174	25,556
Total operating revenues	5,952	21,247	18,178	250,836
Operating expenses:
Wages and benefits	2,842	7,647	8,148	86,105
Aircraft fuel	1,144	1,329	4,111	3,541
Aircraft maintenance	845	3,371	2,765	48,978
Aircraft rents	453	4,195	1,359	55,825
Landing fees	75	480	262	5,684
Insurance and taxes	319	876	1,678	4,690
Depreciation and amortization	176	611	535	7,920
Administrative and other	2,533	5,039	8,969	45,029
Impairment and other charges	—	4,759	—	41,268
Total operating expenses	8,387	28,307	27,827	299,040

Operating loss	(2,435)	(7,060)	(9,649)	(48,204)

Nonoperating income (expense):
Other nonoperating income, net	1,314	667	3,839	4,550
Loss before income taxes	(1,121)	(6,393)	(5,810)	(43,654)

Equity in loss of Mesaba Aviation, Inc.	—	(334)	—	(334)

Provision (benefit) for income taxes	10	(2,269)	351	(15,227)
Net loss	$(1,131)	$(4,458)	$(6,161)	$(28,761)

Loss per common share - basic	$(0.05)	$(0.22)	$(0.30)	$(1.40)
Loss per common share - diluted	$(0.05)	$(0.22)	$(0.30)	$(1.40)

Weighted average shares outstanding - basic	20,592	20,592	20,592	20,581
Weighted average shares outstanding - diluted	20,592	20,592	20,592	20,581

MAIR Holdings, Inc

Condensed Consolidated Balance Sheets

(unaudited - in thousands)

	December 31	March 31
	2006	2006
Assets:
Cash and cash equivalents	$42,599	$47,135
Short-term investments	38,534	44,117
Other current assets	5,747	7,184
Net property and equipment	1,451	1,423
Long-term investments	16,109	19,484
Other assets, net	15,415	2,599
Total assets	$119,855	$121,942

Liabilities and Shareholders’ Equity:
Current liabilities	$15,905	$12,571
Other liabilities and deferred credits	995	772
Shareholders’ equity	102,955	108,599
Total liabilities and shareholders’ equity	$119,855	$121,942

(1) Fiscal 2006 amounts reflect the deconsolidation of Mesaba’s financial results effective October 13, 2005.

Mesaba Aviation, Inc.

(Debtor-in-Possession)

Condensed Statements of Operations

(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2006	2005	2006	2005
Operating revenues:
Passenger	$53,376	$93,612	$193,263	$295,697
Freight and other	7,113	9,096	21,844	26,898
Total operating revenues	60,489	102,708	215,107	322,595
Operating expenses:
Wages and benefits	27,900	36,190	92,377	111,745
Aircraft maintenance	10,830	19,841	40,290	63,926
Aircraft rents	10,554	22,699	41,933	73,330
Landing fees	942	2,301	5,082	7,343
Insurance and taxes	1,495	1,579	4,172	4,927
Depreciation and amortization	2,158	2,718	7,141	9,572
Administrative and other	12,154	14,879	37,322	53,656
Impairment and other charges	—	(2,000)	—	32,006
Total operating expenses	66,033	98,207	228,317	356,505

Operating (loss) income	(5,544)	4,501	(13,210)	(33,910)

Nonoperating income (expense):
Interest income and other	282	290	1,056	732
Reorganization items, net	(25,491)	(3,156)	(26,816)	(3,156)
(Loss) income before income taxes and cumulative effect of change in accounting principle	(30,753)	1,635	(38,970)	(36,334)

Provision (benefit) for income taxes	48	999	371	(11,190)

(Loss) Income before cumulative effect of change in accounting principle	(30,801)	636	(39,341)	(25,144)

Cumulative effect of change in accounting principle	—	—	(507)	—
Net (loss) income	$(30,801)	$636	$(39,848)	$(25,144)

Mesaba Aviation, Inc.
(Debtor-in-Possession)
Condensed Balance Sheets
(unaudited - in thousands)

	December 31	March 31
	2006	2006
Assets:
Cash and cash equivalents	$9,807	$20,718
Short-term investments	4,248	3,262
Other current assets	48,202	54,304
Net property and equipment	20,685	32,532
Long-term investments	4,836	6,761
Other assets, net	1,250	864
Total assets	$89,028	$118,441

Liabilities and Shareholder’s (Deficit) Equity:
Current liabilities	$43,110	$52,984
Other liabilities and deferred credits	1,724	2,547
Liabilities subject to compromise	81,091	59,973
Shareholder’s (deficit) equity	(36,897)	2,937
Total liabilities and shareholder’s (deficit) equity	$89,028	$118,441

MAIR Holdings, Inc.

Selected Operating Statistics By Operating Entity

(unaudited)

	Three Months Ended				Nine Months Ended
	December 31				December 31
			Favorable				Favorable
	2006	2005	(Unfavorable)		2006	2005	(Unfavor)

Mesaba Aviation, Inc.
Passengers	663,376	1,369,532	-51.6%		2,710,929	4,370,798	-38.0%
ASMs (000s)	257,328	670,102	-61.6%		1,140,253	2,196,688	-48.1%
RPMs (000s	161,748	459,739	-64.8%		778,218	1,489,980	-47.8%
Load Factor	62.9%	68.6%	-5.7	pts	68.2%	67.8%	0.4	pts
Departures	31,466	49,576	-36.5%		107,883	155,803	-30.8%
Revenue per ASM (cents)	23.5	15.3	53.6%		18.9	14.7	28.6%
Cost per ASM (cents)	25.7	14.7	-74.8%		19.9	16.2	-22.8%

Big Sky Transportation Co.
Passengers	26,611	28,972	-8.1%		86,879	85,527	1.6%
ASMs (000s)	20,149	19,823	1.6%		64,490	57,134	12.9%
RPMs (000s	7,782	8,158	-4.6%		25,245	24,372	3.6%
Load Factor	38.6%	41.2%	-2.6	pts	39.1%	42.7%	-3.6	pts
Departures	5,244	5,265	-0.4%		16,926	15,970	6.0%
Revenue per ASM (cents)	29.5	26.7	10.5%		28.2	26.3	7.2%
Cost per ASM (cents)	32.4	32.8	1.2%		31.4	36.1	13.0%